Exhibit 1.4
(TRANSLATION)
REGULATIONS OF
THE BOARD OF STATUTORY AUDITORS
OF
MAKITA CORPORATION
(Kabushiki Kaisha Makita)
Article 1. (Purport of these Regulations)
Pursuant to laws, ordinances and the Articles of Incorporation, all matters concerning the Board of Statutory Auditors of the Company shall be in accordance with the provisions of these Regulations.
Article 2. (Organization)
1.	The Board of Statutory Auditors shall consist of all Statutory Auditors.

2.	The Board of Statutory Auditors shall have one or more Standing Statutory Auditors.
Article 3. (Purpose of the Board of Statutory Auditors)
The Board of Statutory Auditors shall receive reports, deliberate or take resolutions on important matters pertaining to auditing; provided, however, that it shall not prevent any Statutory Auditor from exercising his or her power as such.
Article 4. (Duties of the Board of Statutory Auditors)
The Board of Statutory Auditors shall conduct the following duties; provided, however, that the provisions of Item 3 in this Article shall not prevent any Statutory Auditor from exercising his or her power as such.
(1)	Preparation of audit report;

(2)	Election and removal of Standing Statutory Auditors; and

(3)	Determination on auditing policies, manner of examination on the status of businesses and properties and other matters relating to the exercise of the duties of the Statutory Auditors.
Article 5. (Election and Removal of Standing Statutory Auditors)
The Board of Statutory Auditors shall, by its resolution, elect one or more full-time Statutory Auditors from among the Statutory Auditors or remove full-time Statutory Auditors.
Article 6. (Chairmanship)
1.	The Board of Statutory Auditors shall, by its resolution, appoint a chairman from among the Statutory Auditors.

2.	In addition to the duties provided for in Article 8, Paragraph 1 hereof, the chairman of the Board of Statutory Auditors shall execute duties requested by the Board of Statutory Auditors; provided, however, that this shall not prevent any Statutory Auditor from exercising his or her power as such.

Article 7. (Holding of Meetings)
A meeting of the Board of Statutory Auditors shall be convened once a month; provided, however, that a meeting may be convened from time to time whenever necessary.
Article 8. (Person Authorized to Convene Meetings)
1.	Meetings of the Board of Statutory Auditors shall be convened and presided by the chairman.

2.	Any Statutory Auditor may request the chairman to convene a meeting of the Board of Statutory Auditors.

3.	Notwithstanding the request provided for in the immediately preceding paragraph, when the chairman does not convene a meeting, the Statutory Auditor who made such request may convene and preside the meeting by himself or herself.
Article 9. (Convocation Notice)
1.	In order to convene a meeting of the Board of Statutory Auditors, notices shall be given to each Statutory Auditor at least three (3) days prior to the date set for such meeting.

2.	With the consent of all Statutory Auditors, a meeting of the Board of Statutory Auditors may be held without the procedures required for the convocation of such meeting.
Article 10. (Method of Resolutions)
1. Resolutions at a meeting of the Board of Statutory Auditors shall be adopted by an affirmative vote of a majority of all Statutory Auditors then in office.
2. In adopting a resolution, the Statutory Auditors shall give careful deliberation based on adequate information.
Article 11. (Making Decisions on Auditing Policies)
1. The policy, plan and method of auditing and the assignment of auditing work, etc. shall be deliberated at and determined by resolutions of the Board of Statutory Auditors.
2. In addition to the preceding paragraph, matters which any Statutory Auditor deems necessary in order to execute his or her duty such as estimated cost for auditing shall be determined by resolutions of the Board of Statutory Auditors.
3. The Board of Statutory Auditors shall resolve the following matters or systems and request Directors to establish and maintain them:
(1)	Matters pertaining to employees who shall assist the Statutory Auditors in conducting their duties;

(2)	Matters pertaining to the independence of employees provided for in the immediately preceding paragraph from the Directors;

(3)	System of reporting to the Statutory Auditors by Directors and employees and any other systems with respect to reports to any Statutory Auditor; and

(4)	Any other system that ensures effective audit by the Statutory Auditors.

Article 12. (Regular Meetings with the Representative Directors)
1.	The Board of Statutory Auditors shall hold periodical meetings with Representative Directors and exchange opinions as well as make requests considered necessary in connection with matters such as problems to be dealt with by the Company, status on conditions surrounding the audit by the Statutory Auditors and important issues on auditing, and endeavor to mutually increase awareness with the Representative Directors.

2.	The Board of Statutory Auditors shall from time to time when necessary give an explanation to the Representative Directors and the Board of Directors on the auditing policies, audit plan, and on the status and results of auditing; and

3.	In addition to matters provided for in laws, the Board of Statutory Auditors shall upon deliberation with the Directors determine the matters which shall be reported to the Board of Statutory Auditors by the Directors and employees pursuant to the systems provided for in Article 11, Paragraph 3, Item 3 hereof and shall receive reports thereon.
Article 13. (Report by Statutory Auditors to the Board of Statutory Auditors)
1.	Each Statutory Auditor shall report on the state of execution of his or her duty to the Board of Statutory Auditors regularly and from time to time, and at any time upon request by the Board of Statutory Auditors.

2.	Any Statutory Auditor who has received a report from an Accounting Auditor, a Director, an employee of the Internal Audit Division or other person shall make the report thereof to the Board of Statutory Auditors.

3.	The Board of Statutory Auditors shall request reports from Accounting Auditors, Directors, employees of the Internal Audit Division or other persons whenever necessary.

4.	With respect to the preceding three paragraphs, when a Statutory Auditor, an Accounting Auditor, a Director, an employee of the Internal Audit Division or other person notifies all the Statutory Auditors of the matters to be reported to the Board of Statutory Auditors, such matters need not be reported to the Board of Statutory Auditors.
Article 14. (Measures to be Taken in the Event of Hearing Reports)
In case the Board of Statutory Auditors receives any of the following reports, the Board of Statutory Auditors shall conduct a necessary examination and take appropriate measures depending on the situation.
(1)	Report from a Director on the finding of a fact that might cause material damage to the Company;

(2)	Report from an Accounting Auditor on the finding of unfair practices pertaining to the execution of duties of a Director or material facts which are in violation of laws and ordinances or the Articles of Incorporation in the execution of duties of a Director; and

(3)	Report from a Director or an employee with respect to matters previously determined by deliberation with the Directors.
Article 15. (Preparation of Audit Report)
1.	The Board of Statutory Auditors shall prepare an audit report of the Board of Statutory Auditors upon deliberation based on audit reports prepared by each Statutory Auditor.

2.	If the contents of the audit report of the Board of Statutory Auditors differ from that of any Statutory Auditor, and upon the request of such Statutory Auditor, the Board of Statutory Auditors shall add the contents of the audit report of such Statutory Auditor to the audit report of the Board of the Statutory Auditors.

3.	Each Statutory Auditor shall affix his or her signature or name and seal (including digital signatures; hereinafter the same shall apply) to the audit report of the Board of Statutory Auditors. Standing Statutory Auditors and Outside Statutory Auditors shall state that they are such Statutory Auditors.
4.	In case when the Company prepares temporary financial statements or consolidated financial statements, the provisions of the preceding three paragraphs shall be applied thereto.
Article 16. (Consent to the Appointment of a Statutory Auditor)
1.	The following matters pertaining to the appointment of a Statutory Auditor shall be determined by resolutions of the Board of Statutory Auditors.
(1)	Consent to submission of a proposal for the appointment of a Statutory Auditor to the general meeting of shareholders;

(2)	Request for making the matters pertaining to the appointment of a Statutory Auditor as agendum of the general meeting of shareholders; and

(3)	Request for submitting a proposal for the appointment of a Statutory Auditor to the general meeting of shareholders.
2.	With respect to the appointment of the Alternate Statutory Auditors, the provisions of the preceding paragraph shall be applied thereto.
Article 17. (Consent to the Appointment of an Accounting Auditor)
1.	The following matters pertaining to the appointment, removal or non-reappointment of an Accounting Auditor shall be determined by resolutions of the Board of Statutory Auditors:
(1)	Consent to the submission of a proposal for the appointment of an Accounting Auditor to the general meeting of shareholders;

(2)	Consent to making the matters pertaining to the removal or non-reappointment of an Accounting Auditor as agendum of the general meeting of shareholders;

(3)	Request for submitting a proposal for the appointment of an Accounting Auditor to the general meeting of shareholders;

(4)	Request for making the matters pertaining to the appointment, removal or non-reappointment of an Accounting Auditor as agendum of the general meeting of shareholders; and

(5)	Appointment of those who shall perform temporarily duties of Accounting Auditors when a vacancy occurs.
2.	Unanimous consents by all Statutory Auditors to the removal of an Accounting Auditor for a reason for removal provided by the statute may be made only upon deliberation by the Board of Statutory Auditors. In such a case, the Statutory Auditor designated by the Board of Statutory Auditors shall explain such removal and the reason therefor at the first general meeting of shareholders held after such removal.
3.	In cases of emergency, consents provided for in the immediately preceding paragraph may be made in writing or digitally.
Article 18. (Consent to the Remuneration, etc. for Accounting Auditors)
Consent to the remuneration, etc. for Accounting Auditors and for those who shall perform the duties of an Accounting Auditor temporarily shall be given by a resolution of the Board of Statutory Auditors.

Article 19. (Consent to the Partial Exemption of Liabilities of Directors)
1.	The following consents by all of the Statutory Auditors shall be made upon deliberation by the Board of Statutory Auditors:
(1)	Consent to the submission of a proposal to the general meeting of shareholders for the partial exemption of the Directors from their liabilities;

(2)	Consent to the submission of a proposal to the general meeting of shareholders for amendments of the Articles of Incorporation which may exempt Directors partially from their liabilities;

(3)	Consent to the submission of a proposal to the Board of Directors for the partial exemption of the Directors from their liabilities pursuant to the provisions of the Articles of Incorporation; and

(4)	Consent to the submission of a proposal to a general meeting of shareholders for amendments of the Articles of Incorporation which may permit the execution of agreements for the partial exemption of their liabilities may permit the execution of Outside Directors.
2.	In cases of emergency, consents provided for in the immediately preceding paragraph may be made in writing or digitally.
Article 20. (Consents to Assisting Intervention)
1.	Unanimous consents by all Statutory Auditors to the Company’s supporting participation in the defendant side in a shareholders’ derivative lawsuit may be made only upon the deliberation by the Board of Statutory Auditors.
2.	In cases of emergency, consents provided for in the immediately preceding paragraph may be made in writing or digitally.
Article 21. (Deliberation pertaining to the Execution of Powers of Statutory Auditors)
In case the Statutory Auditors shall exercise their powers or duties pertaining to the following matters, they may deliberate such matters at a meeting of the Board of Statutory Auditors in advance:
(1)	Answers to the questions directed to Statutory Auditors in writing by shareholders before a general meeting of shareholders;

(2)	Report to the Board of Directors and request for convocation of a meeting of the Board of Directors;

(3)	Report of conclusion concerning examination of agenda and documents to be presented to a general meeting of shareholders;

(4)	Application for an injunction of acts of Directors which are beyond the purpose of the Company or which violate laws and ordinances or the Articles of Incorporation;

(5)	Rendering of opinions on the appointment, removal and remuneration of the Statutory Auditors at a general meeting of shareholders;

(6)	Matters pertaining to legal proceedings between the Company and a Director; and

(7)	Other pertinent matters such as the institution of legal proceedings.

Article 22. (Deliberation with respect to Remuneration, etc.)
With the consent of all the Statutory Auditors, the deliberation with respect to remuneration, etc. of the Statutory Auditors may be made at a meeting of the Board of Statutory Auditors.
Article 23. (Sarbanes-Oxley Act)
The Board of Statutory Auditors shall, to the extent the Company Law of Japan and related laws permit, perform duties as an “Audit Committee” provided in the Sarbanes-Oxley Act, such as election, determination of remuneration, maintenance of confidence and observation of the duties of the independent auditor for Securities and Exchange Commission purpose.
Article 24. (Minutes)
1.	The Board of Statutory Auditors shall prepare the minutes of a meeting of the Board of Statutory Auditors with the following contents, and the Statutory Auditors present thereat shall affix their signatures or names and seals thereto.
(1)	Date, time and place of the meeting (including the method of attendance, in case when a Statutory Auditor, Director or Accounting Auditor participated in the meeting but did not appear at the meeting place);

(2)	Substance of proceedings and results of the meeting;

(3)	In case when any opinion or statement is stated at a meeting of the Board of Statutory Auditors with respect to the following matters, a summary of such opinion or statement;
(i)	Report from a Director on the finding of a fact that might cause material damage to the Company; and

(ii)	Report from an Accounting Auditor on the finding of unfair practices pertaining to the execution of duties of a Director or material facts which are in violation of laws and ordinances or the Articles of Incorporation in the execution of duties of a Director.
(4)	Names or corporate names of the Directors or Accounting Auditors present at the meeting; and

(5)	Name of the chairman of the meeting.
2.	In the event reports to the Board of Statutory Auditors are unnecessary according to the provisions of Article 13, Paragraph 4 hereof, minutes including the following matters shall be prepared:
(1)	Contents of matters on which reports to the Board of Statutory Auditors are deemed unnecessary;

(2)	Date on which reports to the Board of Statutory Auditors are deemed unnecessary; and

(3)	Names of the Statutory Auditors who prepared such minutes.
3.	The Company shall keep the minutes provided for in the preceding two paragraphs of this Article at the head office of the Company for ten (10) years.
Article 25. (Administrative Office of the Board of Statutory Auditors)
The convocation proceedings of meetings, preparation of minutes of meetings and other businesses pertaining to the administration of the Board of Statutory Auditors shall be managed by the employees who shall assist the Statutory Auditors in their duties, such as staff of the Statutory Auditors.

Article 26. (Auditing Standards of the Statutory Auditors)
Any matters pertaining to auditing by the Board of Statutory Auditors or the Statutory Auditors, in addition to laws and ordinances, the Articles of Incorporation or these Regulations of the Board of Statutory Auditors, shall be governed by the auditing standards of the Statutory Auditors determined by the Board of Statutory Auditors.
Article 27. (Amendment to and Termination of these Regulations)
Any amendment to or termination of these Regulations shall be made by the Board of Statutory Auditors.
SUPPLEMENTARY PROVISION
     These Regulations, as amended shall become effective as of July 7, 2006.

(Reference 1)
Authorities of the Board of Statutory Auditors under the Company Law
(1)	Right to remove the Accounting Auditors (Paragraphs 1 and 4, Article 340 of the Company Law)

(2)	Designation of the Statutory Auditor who shall make a report on a removal of the Accounting Auditors at a general meeting of shareholders (Paragraphs 3 and 4, Article 340 of the Company Law)

(3)	Consent to a proposal of the appointment of a Statutory Auditor (Paragraphs 1 and 3, Article 343 of the Company Law)

(4)	Right to request for making the matters pertaining to the appointment of a Statutory Auditor as agendum at a general meeting of shareholders and request for submitting such proposal to a general meeting of shareholders (Paragraphs 2 and 3, Article 343 of the Company Law)

(5)	Consent to a proposal of the appointment of Accounting Auditors (Item 1, Paragraph 1, and Paragraph 3, Article 344 of the Company Law)

(6)	Consent to the submission of an agendum pertaining to the removal of Accounting Auditors (Item 2, Paragraph 1, and Paragraph 3, Article 344 of the Company Law)

(7)	Consent to the submission of an agendum pertaining to the non-reappointment of Accounting Auditors (Item 3, Paragraph 1, and Paragraph 3, Article 344 of the Company Law)

(8)	Right to request for submitting a proposal of the appointment of Accounting Auditors (Item 1, Paragraph 2, and Paragraph 3, Article 344 of the Company Law)

(9)	Right to request for making the matters pertaining to the appointment or removal of Accounting Auditors as agendum at a general meeting of shareholders (Item 2, Paragraph 2, and Paragraph 3, Article 344 of the Company Law)

(10)	Right to request for making the matters pertaining to the non-reappointment of Accounting Auditors as agendum at a general meeting of shareholders (Item 3, Paragraph 2, and Paragraph 3, Article 344 of the Company Law)

(11)	Appointment of Temporary Accounting Auditors (Paragraphs 4 and 6, Article 346 of the Company Law)

(12)	Authority to receive reports from Directors (Article 357 of the Company Law)

(13)	Determination on auditing policies, manner of examination on the status of businesses and properties of the Company, and other matters relating to the execution of duties of Statutory Auditors; provided, however, that this shall not prevent each Statutory Auditor from exercising his or her power (Item 3, Paragraph 2, Article 390 of the Company Law). The Board of Statutory Auditors shall consist of all Statutory Auditors (Paragraph 1, Article 390 of the Company Law). Resolutions at a meeting of the Board of Statutory Auditors shall be adopted by an affirmative vote of a majority of all Statutory Auditors (Paragraph 1, Article 393 of the Company Law).

(14)	Authority to prepare audit reports (Item 1, Paragraph 2, Article 390 of the Company Law)

(15)	Right to elect and remove full-time Statutory Auditors (Item 2, Paragraph 2, and Paragraph 3, Article 390 of the Company Law)

(16)	Authority to receive reports on status of execution of duties by Statutory Auditors (Paragraph 4, Article 390 of the Company Law)

(17)	Authority to receive reports from Accounting Auditors (Paragraphs 1 and 3, Article 397 of the Company Law)

(18)	Consent to the remuneration, etc. for Accounting Auditors (Paragraphs 1 and 2, Article 399 of the Company Law)

(Reference 2)
Authority and Duties of Individual Statutory Auditors under the Company Law
(1)	General Authority Concerning Audit
(i)	Audit of execution of duties by Directors (Paragraph 1, Article 381 of the Company Law)

(ii)	Audit of financial statements and other documents (Paragraphs 1 and 2, Article 436 of the Company Law)

(iii)	Audit of temporary financial statements (Article 441 of the Company Law)

(iv)	Audit of consolidated financial statements (Article 444 of the Company Law)
(2)	Authority Concerning Examinations
(i)	Right to make requests for reporting on the business and to examine the status of businesses and properties (Paragraph 2, Article 381 of the Company Law)

(ii)	Right to make requests for reporting on the business of subsidiaries and to examine the status of businesses and properties of subsidiaries (Paragraph 3, Article 381 of the Company Law)

(iii)	Right to make requests to the Accounting Auditors for reporting (Paragraph 2, Article 397 of the Company Law)
(3)	Authority Relating to General Meetings of Shareholders and the Board of Directors
(i)	Duties of reporting at general meetings of shareholders (Article 314 of the Company Law)

(ii)	Consent to a proposal pertaining to partial exemption of Directors from their liabilities to the Company (Paragraph 3, Article 425, Paragraph 2, Article 426, and Paragraph 3, Article 427 of the Company Law)

(iii)	Consent to the Company’s supporting participation in the defendant side in a shareholders derivative lawsuit (Paragraph 2, Article 849 of the Company Law)

(iv)	Duties of reporting to the Board of Directors (Article 382 of the Company Law)

(v)	Duties of attending and stating their opinions at meetings of the Board of Directors or of Special Directors (Paragraph 1, Article 383 of the Company Law)

(vi)	Right to request for convening a meeting of the Board of Directors and to convene such meeting (Paragraphs 2 and 3, Article 383 of the Company Law)

(vii)	Duties of examination on agenda and documents to be presented to a general meeting of shareholders and reporting of such examination (Article 384 of the Company Law)
(4)	Authority Concerning Status of Statutory Auditors
(i)	Right to state their opinions on appointments and removals of Statutory Auditors (Paragraphs 1 and 4, Article 345 of the Company Law)

(ii)	Right to state their opinions on resignations of Statutory Auditors (Paragraphs 2 and 4, Article 345 of the Company Law)

(iii)	Deliberation with respect to the remuneration, etc. of each Statutory Auditor (Paragraph 2, Article 387 of the Company Law)

(iv)	Right to state their opinions on remuneration, etc. (Paragraph 3, Article 387 of the Company Law)

(v)	Right to request the payment of audit fees (Article 388 of the Company Law)
(5)	Authority Concerning Measures for Redressing Supervision
(i)	Right to apply for an injunction of illegal actions performed by Directors (Paragraph 1, Article 385 of the Company Law)

(ii)	Right to institute various kinds of legal proceedings and to make applications for various kinds of procedures (Article 510, Paragraph 1, Article 511, Paragraph 1, Article 522, Article 828 and Article 831 of the Company Law)

(iii)	Duties to give a notice concerning reasons for not instituting the legal proceedings against executives of the Company (Paragraph 4, Article 847 of the Company Law)
(6)	Other Authorities
(i)	Duties to examine incorporation procedures (Paragraph 1, Article 46 of the Company Law)

(ii)	Right to represent the Company at the legal proceedings between a Director and the Company (Article 386 of the Company Law)